Exhibit 10.32

PROMISSORY NOTE SECURED BY DEED OF TRUST

U.S. $3,185,000.00 January 22, 2021

FOR VALUE RECEIVED, Harbor Custom Development, Inc, a[n] Washington Corporation ("Maker"), hereby promises to pay to the order of Sound Capital Loans, LLC, a Delaware limited liability company ("Lender"), at the office of Lender located at 929 108th Ave NE, Suite 1030, Bellevue, WA 98004, or such other place as holder may from time to time specify, the principal sum of $3,185,000.00, together with interest on the principal balance outstanding hereunder, from (and including) the date hereof until (but not including) the date of payment, at the interest rate specified below, in accordance with the terms and conditions herein.

1. PURPOSE OF THE LOAN.

(a) Purpose of the Loan. The purpose of the Loan is to provide Borrower with acquisition, refinance and/or construction financing in order to: (i) purchase certain real property and improvements encumbered by that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the "*Security Instrument*") executed by Borrower in favor of Lender in connection with this Note; and perform certain renovations and construction activities to the residential property located thereon (such renovations and construction activities shall be hereinafter referred to as the "*Improvements*") or (ii) utilize funds for a business purpose, as permitted by Lender. The real property and improvements encumbered by the Security Instrument shall be hereinafter referred to as the "*Property*".

(b) Initial Advance. Upon the closing of the Loan, the initial funding under the Loan for the Borrower's acquisition or refinance of the Property shall be limited to the amount of $2,895,718.00.

(c) Funding for Construction of the Improvements. Following the initial advance of the Loan as set forth in Section 1(b) above (and subject to the terms and conditions of this Note), the remaining principal balance of the Loan, if any, (such total remaining amount, the "*Improvement Advance Amount*") shall be made available to Borrower for the payment, or reimbursement of payments, of certain of Borrower's costs to perform the Improvements. Borrower will receive each advance in trust for the purpose of paying only actual costs for which the advance is made and will utilize the funds advanced for no other purpose.

(d) Required Documents. Following the initial advance of the Loan as set forth in Section 1(b) above, prior to any subsequent disbursements of the proceeds of the Loan for the renovation and/or construction of the Improvements, if any, Borrower shall execute and deliver, or cause to be executed and delivered to Lender such documents and items as Lender shall request (which, when executed and delivered to Lender shall be deemed Loan Documents hereunder), all in form and substance acceptable to Lender in Lender's sole discretion. Such documents and items may include, but not be limited to, the following:

(i) Construction Contract. The construction contract (the *Construction Contract*) for the Property and Improvements, executed by and between Borrower and a California licensed general contractor (*Contractor*), which Contractor shall be acceptable to Lender to participate in the construction of the Improvements in accordance with the plans and specifications and architectural and/or engineering drawings for the Improvements (collectively, the *Plans and Specifications*) all in form and content reasonably acceptable to Lender.

(ii) Contractor's and Subcontractor's License/Insurance. Copies of Contractor's licenses and any other subcontractor's (as may be required by Lender), together with proof of Contractor's worker's compensation, public liability insurance coverage, and such other insurance coverage as may be required by Lender.

(iii) Collateral Assignment of Contracts and Documents. A collateral assignment of all necessary contracts related to the Improvements (including without limitation the Construction Contract, any architect's contract, any engineer's contract, and the Plans and Specifications), from Borrower to Lender assigning any and all rights, title and interest which Borrower shall have under the same.

(iv) Plans and Specifications. One (1) set of the approved site plan and the complete and detailed Plans and Specifications which Borrower shall have approved in writing, including any changes or modifications thereto to the date of receipt by Lender, and any and all construction contracts or other documents in the possession or control of Borrower or any contractor relating to the construction of the Improvements. The sets must be stamped with all required approvals from all applicable governmental authorities; certified under seal and signed by Borrower and Contractor to be true copies of the Plans and Specifications and approved by all authorities and agencies having jurisdiction thereon. No changes shall be made thereafter in the Plans and Specifications without the prior written consent of the Lender, except as set forth herein; and provided, however, that changes to the Plans and Specifications which will not adversely affect the value of the Improvements shall be permitted without the prior written consent of the Lender.

(v) Notice of Commencement. A notice of commencement (or its equivalent) meeting such requirements as Lender may require, including without limitation requirements with respect execution, recordation, posting, naming of additional parties for notices, and duration.

(vi) Project/ Budget. A detailed and itemized construction and non-construction cost (soft costs) breakdown on Lender approved forms of all costs including specification of which items are to be funded from sources other than the Loan (the *Budget*). The aggregate contract price for constructing and equipping the Improvements in accordance with the Plans and Specifications and representations made to Lender and all other costs of the Improvements being financed with the Loan proceeds and pursuant to the terms and conditions hereof shall not without Lender's prior written approval, exceed the amount allocated and described in the Budget. Borrower shall furnish such additional supporting documentation for the cost of the items described in the Budget as may be required by Lender.

(vii) Lien Waivers. Original waivers of lien from Contractor and each and every subcontractor, laborer or material supplier performing services or supplying material to the Property within the past ninety (90) days and an affidavit listing all of said entities and certifying that no work has been performed and no materials have been supplied for which the costs remain unpaid prior to closing.

(e) Draw Requests.

(i) Advances shall be made (i) not more frequently than once in any calendar month, (ii) in a minimum amount that is not less than $10,000.00 of the Improvement Advance Amount (unless otherwise approved by Lender in Lender's sole discretion), and (iii) in an amount not to exceed unreimbursed costs actually previously paid by Borrower or actually incurred by Borrower that are to be paid from proceeds of the Loan set forth in the Budget.

(ii) Notwithstanding the foregoing Section 1(e)(i), the final advance (*Final Advance*) under this Section 1 shall not (i) be less than $20,000.00; and (ii) shall not be less than 20% of the Improvement Advance Amount (whichever is higher); and (iii) shall not be made prior to project completion as described in Section 1(f) below.

(iii) Each draw shall be based on a draw request signed by Borrower in such form approved by Lender and shall be reviewed by the Lender's construction consultant (the *Consultant*) and, if requested by Lender, signed by Contractor. Each draw request shall contain any written warning required of Lender by applicable local law (e.g., requiring lenders, when making disbursements directly to owners, to give written warning to such owners that to protect themselves from double payments, lien releases from each lienor should be required from the contractor), and shall be supported by such information and documentation (such as paid receipts, invoices, statements of accounts, lien releases, etc.) as Lender may require.

(f) Final Advance. Lender shall not be obligated to make the Final Advance of the Loan unless the following additional conditions shall have been satisfied, to the extent required by Lender:

(i) The Consultant shall have certified to Lender that all construction has, and Improvements have, been completed in a good and workmanlike manner, in accordance with applicable requirements of all applicable governmental authorities and substantially in accordance with the Plans and Specifications;

(ii) To the extent required by applicable governmental authorities for the use and occupancy of the Improvements, all certificates of occupancy and other applicable permits and releases shall have been issued with respect to the Improvements and copies thereof have been furnished to Lender;

(iii) Lender shall have received a satisfactory final affidavit from the Contractor and full and complete releases of lien from the Contractor and each subcontractor, laborer and materialman and any other party who has supplied labor, materials or services for the construction of the Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Property with respect to work performed and/on materials supplied in the construction of the Improvements;

(iv) Lender shall have received a satisfactory endorsement to its title insurance policy;

(v) Lender has received such other items which Lender may reasonably require to be submitted by Borrower; and

(vi) All other terms and conditions of this Note and the other Loan Documents required to be met as of the date of the Final Advance of the Loan for hard costs shall have been met to the satisfaction of Lender.

(g) Advances for Stored Materials. Notwithstanding anything to the contrary contained herein, no advances will be made for building materials or furnishings that have not yet been incorporated into the Improvements (*Stored Materials*) unless and until: (i) Borrower has good title to the Stored Materials and has furnished satisfactory evidence of such title to Lender, to the extent required by Lender; (ii) the Stored Materials are components in a form ready for incorporation into the Improvements and will be so incorporated within a reasonable period (not to exceed thirty [30] days) from the date of the advance for the Stored Materials; (iii) the Stored Materials are in Borrower's possession and are satisfactorily stored on the Property or at such other location as Lender may approve, in each case with adequate

safeguards to prevent commingling with materials for other projects; (iv) the Stored Materials are protected and insured against loss, theft and damage in a manner and amount satisfactory to Lender; (v) the Stored Materials have been paid for in full or will be paid for in full from the funds to be advanced; (vi) Lender has or will have upon the payment for the Stored Materials from the advanced funds a perfected, first priority security interest in the Stored Materials; and (vii) all lien rights and claims of the supplier have been released or will be released upon payment with the advanced funds.

(h) Additional Terms Regarding Advances. Lender shall not be obligated to make an advance of Loan proceeds until and unless the following additional items shall have been received, complete and/or approved by Lender, as and to the extent required by Lender, prior to the date of the advance:

(i) A notice of title continuation or endorsement to the title insurance policy with respect to the Loan, showing there has been no change in the status of title and no other exception not theretofore approved by Lender, which endorsement shall have the effect of advancing the effective date of the policy to the date of the advance then being made and increasing the coverage of the policy by an amount equal to the such advance.

(ii) Evidence acceptable to Lender that all work requiring inspection by any governmental authority having or claiming jurisdiction has been duly inspected and approved by such authority and by any rating or inspection organization, bureau, association or office having or claiming jurisdiction.

(iii) Evidence, including a report from the Consultant, that all work completed at the time of the application for an advance has been performed in a good and workmanlike manner in accordance with the Plans and Specifications, that all materials and fixtures usually furnished and installed at that stage of construction have been so furnished and installed, that the Improvements can be completed in accordance with the Plans and Specifications, and that the balance of the Loan proceeds then held by Lender and available for advance pursuant to the terms of this Note, together with other funds which Lender determines to be available to Borrower for such purpose, are and will be sufficient to pay the cost of such completion.

(iv) Borrower shall comply with the Construction Contract Prompt Payment law contained in the California Mechanics Lien Law, California Civil Code, Division 4, Part 6, Sections 8000-9566, et. al. notwithstanding Lender's failure or delay in funding any draw requests or Lender's cessation of funding draw requests in accordance with the terms of this Note. Borrower hereby agrees to provide all required notices to the Contractor and all lienors providing notices to owner in compliance with California Civil Code, Division 4, Part 6, Sections 8000-9566, et. al. in a timely fashion, and authorizes Lender to provide written notices to the same to the extent such notices are required by law. Borrower shall also comply with any and all other laws related to prompt payment and provision of notices.

(v) Borrower shall submit, do, and perform all such other items and actions which Lender may reasonably require.

(i) Conditions Precedent to All Advances. Lender shall not be obligated to make an advance of Loan proceeds unless the following additional conditions shall have been satisfied or waived in writing by Lender as of the date of each advance: (i) No lien for the performance of work or supplying of labor, materials or services shall have been filed against the Property and remain unsatisfied or unbonded to the satisfaction of Lender, (ii) no condition or

situation shall exist on the Property which, in the reasonable determination of Lender, constitutes a danger to or impairment of the Property or presents a danger or hazard to the public, (iii) all representations and warranties made by Borrower in this Note and the other Loan Documents shall be true and correct on and as of the date of the advance with the same effect as if made on such date, (iv) all terms and conditions of the Loan Documents required to be met as of the date of the applicable advance shall have been met to the satisfaction of Lender, (v) Borrower shall have paid all fees and expenses incurred by Lender and/or Borrower in connection with such advance, including without limitation Lender's administrative fee, and (vi) no event of default under this Note or any other Loan Document shall have occurred and be continuing.

(j) Liability of Lender. Lender shall in no event be responsible or liable to any person other than Borrower for the disbursement of or failure to disburse the Loan proceeds or any part thereof and neither the Contractor, Consultant, nor any subcontractor, laborer or material supplier shall have any right or claim against Lender under this Note or the other Loan Documents.

2. Stated Interest Rate. Except as provided in Section 3 below, the principal balance outstanding hereunder shall bear interest, until fully paid, at 9.99% (the "Stated Interest Rate").

3. Default Interest Rate. The Default Interest Rate shall be 2.0% per month. The principal balance outstanding hereunder from time to time shall bear interest at the Default Interest Rate from the date of the occurrence of an Event of Default (as hereinafter defined) hereunder until the date on which the principal balance outstanding hereunder, together with all accrued interest and other amounts payable hereunder, are paid in full.

4. Payments. This Note shall be payable as follows:

(a) Interest. Accrued and unpaid interest at the Stated Interest Rate or, to the extent applicable, the Default Interest Rate, upon the principal balance outstanding hereunder, shall be due and payable on 3/1/2021, and on the first (1st) day of each month thereafter. If the payment date above in a given month shall fall on a date other than a Business Day, then the applicable payment shall be due on the next, subsequent Business Day. As used herein, "Business Day" shall mean a single calendar day that is not a Saturday, Sunday, or legal holiday. Notwithstanding that interest shall be due on a Business Day, the interest due and payable each month shall be the aggregate amount of interest accrued for all calendar days in the applicable month.

(b) Principal. The principal balance outstanding hereunder, if not sooner paid as provided herein, shall be due and payable on 2/1/2022 (the "Maturity Date").

5. Application and Place of Payments. Payments received by Lender with respect to the indebtedness evidenced hereby shall be applied in such order and manner as Lender in its sole and absolute discretion may elect. Unless Lender otherwise elects, payments received by Lender shall be applied first to any applicable Additional Sums (such as the Late Charges or NSF Charges defined below), next to accrued and unpaid interest, and the remainder to the principal balance then outstanding hereunder. Payments hereunder shall be made by check from Maker to Lender, or in such other manner as Lender may specify to Maker in writing from time to time. Payments shall be made in United States dollars.

6. Late Charges. If Lender has not received the full amount of any payment of unpaid principal or interest or any other amount due hereunder within ten (10) calendar days of its due date under this Note, Maker shall pay

to Lender a late charge in the amount of 5% of the amount of such payment. In the event the balance of the note is not paid on or before 15 calendar days from its Maturity Date under this Note, in addition to interest at the Default Interest Rate specified in Section 3, Maker shall pay to Lender a late charge equal to 2% of the balance of all unpaid principal and interest.

7. NSF Charges. If Maker tenders to Lender a check, draft or other item, that is dishonored by reason of insufficient funds and Lender incurs a bank charge as a result thereof, Maker shall reimburse Maker for such charge.

8. Optional Prepayments. Payments of principal may be made at any time, or from time to time, in whole or in part, without penalty or premium, provided that all previously matured interest, and other charges accrued to the date of prepayment are also paid in full. Notwithstanding any partial prepayment of principal hereof, there will be no change in the due date or amount of scheduled payments due hereunder unless Lender agrees in writing to such change.

9. Collateral; Guaranty. The obligations of Maker to Lender pursuant to this Note shall be secured by a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing in the form approved by Lender (the "Deed of Trust"). Additionally, the obligations of Maker to Lender pursuant to this Note shall be guaranteed by Sterling Griffin (collectively, "Guarantor") in accordance with a Guaranty in the form approved by Lender (the "Guaranty").

10. Events of Default; Acceleration. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

(a) Nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder;

(b) The failure of Maker to comply with any provision of this Note;

(c) A default under the terms of any present or future loan agreements, promissory notes, deed of trust, mortgages, leases, conditional sale contracts or other agreements, documents or instrument evidencing, governing or securing any indebtedness owing by Borrower, Guarantor or any of their Affiliates (as defined below) to Lender or any of its Affiliates or to a specific future assignee of Lender or its Affiliates (collectively, a "Related Loan"), whether now existing or made in the future, together with any and all modifications, extensions and renewals thereof; provided, however, that nothing contained herein shall be construed as imposing an obligation upon Lender, or as evidencing Lender's intention, to make any Related Loan to Borrower or Borrower's Affiliates and for the avoidance of doubt in the event the Loan is assigned and/or purchased by a third party assignee of Lender in the future ("Purchaser"), the definition of Related Loan shall only include loan agreements, promissory notes, deed of trust, mortgages, leases, conditional sale contracts or other agreements, documents or instrument evidencing, governing or securing any indebtedness owing by Borrower, Guarantor or any of their Affiliates with that specific Purchaser;

(d) The failure of Guarantor to comply with any provision of the Guaranty;

(e) The death, incapacity, dissolution, winding-up or termination, as applicable, of the existence of Maker or Guarantor;

(f) The calling of a meeting of the creditors of Maker or Guarantor;

(g) The making by Maker or Guarantor of an assignment for the benefit of its respective creditors;

(h) The appointment of (or application for appointment of) a receiver of Maker or Guarantor, or the involuntary filing against or voluntary filing by Maker or Guarantor of a petition or application for relief under federal

bankruptcy law or any similar state or federal law, or the issuance of any writ of garnishment, execution or attachment for service with respect to Maker or Guarantor or any property of Maker or Guarantor; or

(i) Any statement, representation or warranty contained herein, in the Guaranty or any related document shall be false.

Upon the occurrence of an Event of Default, the entire principal balance outstanding hereunder or on any Related Loan, together with all accrued interest and other amounts payable hereunder and thereunder, at the election of Lender, shall become immediately due and payable, without any notice to Maker. In addition, Lender may immediately terminate any other Related Loan in accordance with its terms. Lender shall apply any proceeds received by it as a result of an Event of Default as set forth in the "Application of Proceeds" Section of the Deed of Trust.

For purposes of the Loan Documents, an "Affiliate" of any natural person, corporation, partnership, trust, unincorporated association or other legal entity (a "Person") shall, for purposes hereof, be any Person employed by or directly or indirectly controlling, controlled by or under common control with another Person.

11. Cross-Default; Cross-Collateralization. Borrower hereby acknowledges and agrees that the Loan is cross-defaulted with all Related Loans to Lender and/or the same Purchaser such that a default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any Related Loans with Lender and/or the same Purchaser constitutes an immediate default under the Loan and this Note. Additionally, all such Related Loans are cross-collateralized, such that following an event of default under the Loan or any of the Related Loans, Lender, in its discretion, may exercise its rights and remedies against any and all of the collateral securing the Loan or any of the Related Loans to Lender and/or the same Purchaser. Notwithstanding such cross-collateralization, Lender shall have the sole and exclusive right to segregate the separate security interests granted under the Related Loans so that the security instrument given for each particular Related Loan shall act as security only for such obligations as Lender, in its sole discretion, shall determine, and thereby to remove all other obligations from the scope of the obligations secured thereby. Lender may exercise its right to segregate the different collateral as security for particular obligations unilaterally, and without prior notice to or consent by Borrower or any other party, by providing written notice to the affected party(ies) at any time prior to a foreclosure sale of any portion of any of the collateral for the Related Loans. Such notice shall identify by any reasonable means those particular obligations that shall remain secured by each security instrument and provide that any other obligations to Lender shall no longer be secured thereby. Such notice shall be effective immediately to amend the Loan Documents in accordance therewith. Borrower hereby irrevocably designates and appoints Lender as its attorney in fact, such power of attorney coupled with an interest, to the extent permitted by applicable law, and, in any event, as Borrower's authorized representative, for the limited purpose of preparing any amendments required in accordance with this Section.

12. Contracted For Interest.

(a) Maker agrees to pay an effective contracted for rate of interest equal to the rate of interest resulting from all interest payable as provided in this Note, plus the additional rate of interest resulting from the any Additional Sums. The Additional Sums shall consist of all fees, charges, goods, things in action or any other sums or things of value (other than interest payable as provided in this Note) paid or payable by Maker, whether pursuant to this Note or any other document or instrument in any way pertaining to this lending transaction,

that may be deemed to be interest for the purpose of any law of the State of California that may limit the maximum amount of interest to be charged with respect to this lending transaction. The Additional Sums shall be deemed to be interest for the purposes of any such law only.

13. Waivers. Except as set forth in this Note, to the extent permitted by applicable law, Maker, and each person who is or may become liable hereunder, severally waive and agree not to assert: (a) any exemption rights; (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default; and (c) recourse to guaranty or suretyship defenses (including the right to require Lender to bring an action on this Note). Lender may extend the time for payment of or renew this Note, release collateral as security for the indebtedness evidenced hereby or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Maker, except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

14. Costs of Collection. Maker agrees to pay all costs of collection, including, without limitation, attorneys' fees, whether or not suit is filed, and all costs of suit and preparation for suit (whether at trial or appellate level), in the event any payment of principal, interest or other amount is not paid when due, or in case it becomes necessary to protect any collateral which is security for any obligation of Maker hereunder, or to exercise any other right or remedy hereunder, or in the event Lender is made a party to any litigation because of the existence of this Note, or any other related documents, or if at any time Lender should incur any attorneys' fees in any proceeding under any federal bankruptcy law (or any similar state or federal law) in connection with the obligations evidenced hereby. In the event of any court proceeding, court costs and attorneys' fees shall be set by the court and not by the jury and shall be included in any judgment obtained by Lender.

15. No Waiver. No delay or failure of Lender in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

16. Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of California, without regard to the choice of law rules of the State of California.

17. Time of Essence. Time is of the essence of this Note and each and every provision hereof.

18. Conflicts; Inconsistency. In the event of any conflict or inconsistency between the provisions of this Note and the provisions of any one or more of the other documents executed in connection with this transaction, the provisions of this Note shall govern and control to the extent necessary to resolve such conflict or inconsistency.

19. Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

20. Severability. The invalidity of any provision of this Note or portion of a provision shall not affect the validity of any other provision of this Note or the remaining portion of the applicable provision.

21. Binding Nature. The provisions of this Note shall be binding upon and inure to the benefit of Maker and Lender and their respective heirs, personal representatives, successors and assigns, as applicable.

22. Notices. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by facsimile in each case delivered or sent to the party to whom notice is being given to the business address, or facsimile number, set forth in the preamble to this Agreement, or, as to each party, at such other business address or facsimile number as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by facsimile, except that notices or requests delivered to the Lender pursuant to any of the provisions of Section shall not be effective until received by the Lender.

23. Construction. The language of this Note shall be construed as a whole according to its fair meaning. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No inference in favor of, or against, Maker or Lender shall be drawn from the fact that one party has drafted any portion hereof. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be applied to the interpretation of this Note.

24. Commercial Use. Each of the undersigned represents and acknowledges that the funds loaned by the Lender are solely for commercial, business, and investment purposes and not for household or consumer purposes.

25. Joint and Several Obligations. Each of the obligations and promises in this Note are binding jointly and severally on each of the undersigned. Each of the undersigned sign as makers of this Note and not guarantors.

Dated as of the date first set forth above.

MAKER: Harbor Custom Development, Inc, a[n] Washington Corporation

By: ______________________________
Name: Sterling Griffin
Its: President